DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED
31 DECEMBER 2025

DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2025

CONTENTS

BOARD OF DIRECTORS AND OTHER OFFICERS

Board of Directors:	Sabri Hasan Souat Hilmi Andreas Malas Akshay Sudhir Naheta
Company Secretary:	OCEANASERVE SECRETARIES LIMITED
Independent Auditors:	Amelor Accountants Limited Certified Public Accountants 16, Sophouli Str., Chanteclair Building, 3rd floor, Office 303 1096, Nicosia Cyprus
Registered office:	8 Georgiou Christoforou Street Floor 1, Strovolos 2012, Nicosia Cyprus
Registration number:	HE466715

CONSOLIDATED MANAGEMENT REPORT

The Board of Directors presents its first report and audited consolidated financial statements of the Company and its subsidiaries (together with the Company, the "Group") for the year ended 31 December 2025.

Incorporation
The Company DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD was incorporated in Cyprus on 23 October 2024 as a private company with limited liability.

The principal activity of the Company is the holding of investments.

Principal activity and nature of operations of the Group
The principal activity of the Group is the provision of software solutions pertaining to Fintech services in local and international markets.

Review of current position, future developments and performance of the Group's business
The Group's development to date, financial results and position as presented in the consolidated financial statements are not considered satisfactory and the Board of Directors is making an effort to reduce the Group's losses.

Principal risks and uncertainties
The principal risks and uncertainties faced by the Group are disclosed in notes 6 and 7 of the consolidated financial statements.

Use of financial instruments by the Group
The Group is exposed to interest rate risk, credit risk and liquidity risk from the financial instruments it holds

Interest rate risk
Interest rate risk is the risk that the value of financial instruments will fluctuate due to changes in market interest rates. The Group's income and operating cash flows are substantially independent of changes in market interest rates. Other than cash at bank which attract interest at normal commercial rates, the Group has no other significant interest bearing financial assets or liabilities. Interest bearing assets issued at variable rates expose the Group to cash flow interest rate risk. Interest bearing assets issued at fixed rates expose the Group to fair value interest rate risk. The Group's Management monitors the interest rate fluctuations on a continuous basis and acts accordingly.

Credit risk
Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to meet an obligation. Credit risk arises from cash and cash equivalents.

Credit risk is managed on a group basis. For banks and financial institutions, the Group has established policies whereby the majority of bank balances are held with independently rated parties with a minimum rating of['C'].

The Group's investments in debt instruments are considered to be low risk investments. The credit ratings of the investments are monitored for credit deterioration.

Liquidity risk
Liquidity risk is the risk that arises when the maturity of assets and liabilities does not match. An unmatched position potentially enhances profitability, but can also increase the risk of losses. The Group's exposure to liquidity risk is not considered significant as the majority of the Group's current liabilities are towards the Company's shareholders. The Group has procedures with the object of minimising such losses such as maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities.

Share capital
Authorised capital
On 6 March 2025 the authorised share capital of the Company was increased by 100,000,000 ordinary shares of nominal value of €0.10 each.
On 23 December 2025 the authorised share capital of the Company was increased by 30,000,000 ordinary shares of nominal value of €0.10 each.

Issued capital
On 6 March 2025, the Company issued to the subscribers 85,572,991 ordinary shares of €0.10 each at par.
On 23 December 2025, the Company issued to the subscribers 31,613,122 ordinary shares of €0.10 each at par.

Board of Directors
The members of the Board of Directors as at 31 December 2025 and at the date of this report are presented on page 1. All of them were members of the Board of Directors throughout the year ended 31 December 2025.

In accordance with the Company's Articles of Association all Directors presently members of the Board continue in office.

Independent Auditors
The Independent Auditors, Amelor Accountants Limited, have expressed their willingness to continue in office and a resolution giving authority to the Board of Directors to fix their remuneration will be proposed at the Annual General Meeting.

By order of the Board of Directors,

Sabri Hasan Souat Hilmi
Director

Nicosia, 23 June 2026

Independent Auditor's Report

To the Members of DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

Qualified Opinion

We have audited the consolidated financial statements of DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD (the "Company") and its subsidiaries (the "Group"), which are presented in pages 8 to 29 and comprise the consolidated balance sheet as at 31 December 2025, and the consolidated statements of profit or loss, changes in equity and cash flows for the year then ended, and notes to the consolidated financial statements, including material accounting policy information.

In our opinion, except for the effects of the matter described in the Basis for Qualified Opinion section of our report, the accompanying consolidated financial statements give a true and fair view of the financial position of the Group as at 31 December 2025, and of its consolidated financial performance and its consolidated cash flows for the year then ended in accordance with IFRS Accounting Standards as issued by the IASB.

Basis for Qualified Opinion

During our audit, we identified that, in certain subsidiaries within the Group, a number of expenses recognised in their financial statements were supported by documentation (including invoices and contracts) issued in the name of other Group entities. Conversely, we also noted instances where expenses supported by documentation issued in the name of these subsidiaries were recorded in the accounting records of other related entities instead of the subsidiary to which the documentation related.

We communicated this matter to those charged with governance. Management explained that this treatment was intentional and based on internal cost-allocation practices designed to align expenses with the entity expected to derive the related future economic benefits. Management further noted that, during the early stages of the Group's operations, there was uncertainty regarding which entity would ultimately assume specific business functions and generate future revenues. They also highlighted that, at a consolidated level, these allocations do not affect the overall financial position or performance of the Group.

In our view, the accounting treatment applied by the affected subsidiaries represents a departure from the requirements of International Financial Reporting Standards (IFRS) applicable to their separate financial statements. Specifically, it does not comply with:

• IAS 1 – Presentation of Financial Statements
• IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors
• The Conceptual Framework for Financial Reporting

As a result, certain expenses have not been recognised in the subsidiaries' financial statements in accordance with the related legal obligations and supporting documentation. Accordingly, we issued a qualified opinion in respect of this matter.

We conducted our audit in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are further described in the "Auditor's Responsibilities for the Audit of the Consolidated Financial Statements" section of our report. We are independent of the Group in accordance with the International Ethics Standards Board for Accountants' International Code of Ethics for Professional Accountants (including International Independence Standards) (IESBA Code) together with the ethical requirements that are relevant to audits of the consolidated financial statements of public interest entities in Cyprus. We also have fulfilled our other ethical responsibilities in accordance with these requirements and the IESBA Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified opinion.

Independent Auditor's Report (continued)

To the Members of DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

Material Uncertainty Related to Going Concern

We draw attention to note 4 of the consolidated financial statements which indicates that the Group incurred a loss of €8,435,184 during the year ended 31 December 2025, and, as of that date the Group's current liabilities exceeded its current assets by €294,325. As stated in note 4, these events or conditions, along with other matters as set forth in note 4, indicate that a material uncertainty exists that may cast significant doubt on the Group's ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Other information

The Board of Directors is responsible for the other information. The other information comprises the information included in the management report and the additional information to the consolidated statement of profit or loss in pages 30 to 32, but does not include the consolidated financial statements and our auditor's report thereon.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. As described in the Basis for Qualified Opinion section above, no depreciation has been provided in the consolidated financial statements. Accordingly, we have concluded that the other information is materially misstated with respect to this matter.

Responsibilities of the Board of Directors for the Consolidated Financial Statements

The Board of Directors is responsible for the preparation of the consolidated financial statements that give a true and fair view in accordance with IFRS Accounting Standards issued by the IASB, and for such internal control as the Board of Directors determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, the Board of Directors is responsible for assessing the Group's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the Board of Directors either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

The Board of Directors is responsible for overseeing the Group's financial reporting process.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

Independent Auditor's Report (continued)

To the Members of DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements (continued)

As part of an audit in accordance with ISAs, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control.

- Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the Board of Directors.

- Conclude on the appropriateness of the Board of Directors' use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Group to cease to continue as a going concern.

- Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves a true and fair view.

- Plan and perform the group audit to obtain sufficient appropriate audit evidence regarding the financial information of the entities or business units within the Group as a basis for forming an opinion on the consolidated financial statements. We are responsible for the direction, supervision and review of the audit work performed for the purposes of the group audit. We remain solely responsible for our audit opinion.

We communicate with the Board of Directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Independent Auditor's Report (continued)

To the Members of DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

Other Matter

This report, including the opinion, has been prepared for and only for the Company's members as a body and for no other purpose. We do not, in giving this opinion, accept or assume responsibility for any other purpose or to any other person to whose knowledge this report may come to.

Pantelis Minoshis F.C.C.A.

Amelor Accountants Limited
Certified Public Accountants

Nicosia, 23 June 2026

DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

CONSOLIDATED STATEMENT OF PROFIT OR LOSS
FOR THE YEAR ENDED 31 DECEMBER 2025

	Note	2025 €
Amount receivable written off		(3,022,174)
Other operating income		4,109
Administration and other expenses	8	(5,418,325)
Operating loss	**9**	**(8,436,390)**
Finance income		22,394
Finance costs		(21,188)
Net finance income	10	1,206
Net loss for the year		**(8,435,184)**
Other comprehensive income		**-**
Total comprehensive expense for the year		**(8,435,184)**

The notes on pages 12 to 29 form an integral part of these consolidated financial statements.

CONSOLIDATED BALANCE SHEET
AT 31 DECEMBER 2025

	Note	2025 €
ASSETS		
Non-current assets		
Intangible assets	11	3,692,268
Total non-current assets		3,692,268
Current assets		
Receivables	13	464,933
Cash at bank and in hand	14	377,474
Total current assets		842,407
Total assets		4,534,675
EQUITY AND LIABILITIES		
Equity		
Share capital	15	11,768,612
Other reserves		82,310
Accumulated losses		(8,452,981)
Total equity		3,397,941
Current liabilities		
Trade and other payables	16	1,136,732
Total current liabilities		1,136,732
Total equity and liabilities		4,534,673

On 23 June 2026 the Board of Directors of DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD authorised these consolidated financial statements for issue.

....	....	....
Sabri Hasan Souat Hilmi	Andreas Malas	Akshay Sudhir Naheta
Director	Director	Director

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 DECEMBER 2025

	Note	Share capital €	Non-refundable capital contribution €	Accumula-ted losses €	Total €
Balance at 1 January 2025 as per parent financial statements		**50,000**	**7,349,556**	**(17,797)**	**7,381,759**
Comprehensive income					
Net loss for the year		-	-	(8,435,184)	(8,435,184)
Total comprehensive expense for the year		-	-	(8,435,184)	(8,435,184)
Transactions with owners					
Issue of share capital	15	11,718,611	-	-	11,718,611
Transfer for the issuance of shares		-	(7,267,246)	-	(7,267,246)
Total transactions with owners		11,718,611	(7,267,246)	-	4,451,365
Balance at 31 December 2025		**11,768,611**	**82,310**	**(8,452,981)**	**3,397,940**

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2025

	Note	2025 €
CASH FLOWS FROM OPERATING ACTIVITIES		
Loss before tax		**(8,435,184)**
Adjustments for:		
Unrealised exchange profit		**(20,806)**
		(8,455,990)
Changes in working capital:		
Increase in receivables		**(464,933)**
Increase in trade and other payables		**1,136,732**
Cash used in operations		**(7,784,191)**
CASH FLOWS FROM INVESTING ACTIVITIES		
Increase in goodwill on acquisition of subsidiaries		**(3,692,268)**
Increase in crypto currencies on acquisition of subsidiaries		**(3,617)**
Net cash used in investing activities		**(3,695,885)**
CASH FLOWS FROM FINANCING ACTIVITIES		
Issuance of share capital for acquisition of subsidiaries		**11,718,612**
Net cash generated from financing activities		**11,718,612**
Net increase in cash and cash equivalents		**238,536**
Cash and cash equivalents at beginning of the year		**-**
Increase in cash and cash equivalents on acquisition of subsidiaries		**135,321**
Cash and cash equivalents at end of the year	**14**	**373,857**

The notes on pages 12 to 29 form an integral part of these consolidated financial statements.

1. Incorporation and principal activities

Country of incorporation

The Company DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD (the "Company") was incorporated in ... on 23 October 2024 as a private company with limited liability. Its registered office is at 8 Georgiou Christoforou Street, Floor 1, Strovolos, 2012, Nicosia, Cyprus.

Principal activity

The principal activity of the Group is the provision of software solutions pertaining to Fintech services in local and international markets.

2. Basis of preparation

These consolidated financial statements have been prepared in accordance with IFRS Accounting Standards as issued by the IASB. These consolidated financial statements have been prepared under the historical cost convention.

The Group was formed on 1 January 2025, when the Company acquired control of its subsidiaries. This is the first year in which consolidated financial statements have been prepared in accordance with IFRS 10 Consolidated Financial Statements.

As the Group did not exist in the prior year, no comparative consolidated financial information is presented.

3. Adoption of new or revised standards and interpretations

During the current year the Group adopted all the new and revised IFRS Accounting Standards that are relevant to its operations and are effective for accounting periods beginning on 1 January 2025.

4. Material accounting policy information

The material accounting policies adopted in the preparation of these consolidated financial statements are set out below.

Management seeks not to reduce the understandability of these consolidated financial statements by obscuring material information with immaterial information. Hence, only material accounting policy information is disclosed, where relevant, in the related disclosure notes.

Going concern basis

The Group incurred a loss of €8,435,184 for the year ended 31 December 2025, and, as of that date the Group's current liabilities exceeded its current assets by €294,325. The Company is dependent upon the continuing financial support of its shareholder without which there would be significant doubt about its ability to continue as a going concern as well as its ability to realise its assets and discharge its liabilities in the ordinary course of business. The shareholder has indicated his intention to continue providing such financial assistance to the Company to enable it to continue as a going concern and to meet its obligations as they fall due.

4. Material accounting policy information (continued)

Basis of consolidation

The Company has subsidiary undertakings for which section 142(1)(b) of the Cyprus Companies Law Cap. 113 requires consolidated financial statements to be prepared and laid before the Company at the Annual General Meeting. The Group consolidated financial statements comprise the financial statements of the parent company DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD and the financial statements of the following subsidiaries:

DISTRIBUTED TECHNOLOGIES RESEARCH LIMITED
DISTRIBUTED TECHNOLOGIES RESEARCH AG
DTR CANADA SERVICES INC.
PEERMANENT P.S.A.

The financial statements of all the Group companies are prepared using uniform accounting policies. All inter-company transactions and balances between Group companies have been eliminated during consolidation.

Business combinations

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of the assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. Acquisition-related costs are generally recognised in profit or loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognised at their fair value at the acquisition date, except that:

- deferred tax assets or liabilities and liabilities or assets related to employee benefit arrangements are recognised and measured in accordance with IAS 12 Income Taxes and IAS 19 Employee Benefits respectively;
- liabilities or equity instruments related to share-based payment arrangements of the acquiree or share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree are measured in accordance with IFRS 2 Share-based Payment at the acquisition date; and
- assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that Standard.

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer's previously held equity interest in the acquiree (if any) over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. If, after reassessment, the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed exceeds the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer's previously held interest in the acquiree (if any), the excess is recognised immediately in profit or loss as a bargain purchase gain.

Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the entity's net assets in the event of liquidation may be initially measured either at fair value or at the non-controlling interests' proportionate share of the recognised amounts of the acquiree's identifiable net assets. The choice of measurement basis is made on a transaction-by-transaction basis. Other types of non-controlling interests are measured at fair value or, when applicable, on the basis specified in another IFRS.

When the consideration transferred by the Group in a business combination includes assets or liabilities resulting from a contingent consideration arrangement, the contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Changes in the fair value of the contingent consideration that qualify as measurement period adjustments are adjusted retrospectively, with corresponding adjustments against goodwill. Measurement period adjustments are adjustments that arise from additional information obtained during the 'measurement period' (which cannot exceed one year from the acquisition date) about facts and circumstances that existed at the acquisition date.

4. Material accounting policy information (continued)

Business combinations (continued)

The subsequent accounting for changes in the fair value of the contingent consideration that do not qualify as measurement period adjustments depends on how the contingent consideration is classified. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with IAS 39, or IAS 37 Provisions, Contingent Liabilities and Contingent Assets, as appropriate, with the corresponding gain or loss being recognised in profit or loss.

When a business combination is achieved in stages, the Group's previously held equity interest in the acquiree is remeasured to fair value at the acquisition date (i.e. the date when the Group obtains control) and the resulting gain or loss, if any, is recognised in profit or loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognised in other comprehensive income are reclassified to profit or loss where such treatment would be appropriate if that interest were disposed of.

If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Group reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted during the measurement period (see above), or additional assets or liabilities are recognised, to reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognised at that date.

Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net identifiable assets of the acquired undertaking at the date of acquisition. Goodwill on acquisition of subsidiaries is included in "intangible assets". Goodwill on acquisitions of associates is included in "Investments in associates". Goodwill on acquisitions of investments in joint ventures is included in "investments in joint ventures".

Goodwill is tested annually for impairment and carried at cost less accumulated impairment losses. Gains and losses on the disposal of an undertaking include the carrying amount of goodwill relating to the undertaking sold. Goodwill is allocated to cash-generating units for the purpose of impairment testing.

Revenue

Recognition and measurement

Revenue represents the amount of consideration to which the Group expects to be entitled in exchange for transferring the promised goods or services to the customer, excluding amounts collected on behalf of third parties (for example, value-added taxes); the transaction price. The Group includes in the transaction price an amount of variable consideration as a result of rebates/discounts only to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Estimations for rebates and discounts are based on the Group's experience with similar contracts and forecasted sales to the customer.

The Group recognises revenue when the parties have approved the contract (in writing, orally or in accordance with other customary business practices) and are committed to perform their respective obligations, the Group can identify each party's rights and the payment terms for the goods or services to be transferred, the contract has commercial substance (i.e. the risk, timing or amount of the Group's future cash flows is expected to change as a result of the contract), it is probable that the Group will collect the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer and when specific criteria have been met for each of the Group's contracts with customers.

4. Material accounting policy information (continued)

Revenue (continued)

The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement. In evaluating whether collectability of an amount of consideration is probable, the Group considers only the customer's ability and intention to pay that amount of consideration when it is due.

Estimates of revenues, costs or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimates are reflected in the consolidated statement of profit or loss in the period in which the circumstances that give rise to the revision become known by Management.

Identification of performance obligations

The Group assesses whether contracts that involve the provision of a range of goods and/or services contain one or more performance obligations (that is, distinct promises to provide a service) and allocates the transaction price to each performance obligation identified on the basis of its stand-alone selling price. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service, either on its own or together with other resources that are readily available to the customer (that is the good or service is capable of being distinct) and the Group's promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (that is, the good or service is distinct within the context of the contract).

Revenue is measured based on the consideration to which the Group expects to be entitled in a contract with a customer and excludes amounts collected on behalf of third parties. The Group recognises revenue when it transfers control of a product or service to a customer.

- **Interest income**

  Interest income is recognised on a time-proportion basis using the effective interest method.

Finance costs

Interest expense and other borrowing costs are charged to profit or loss as incurred.

Foreign currency translation

(1) Functional and presentation currency
Items included in the Group's financial statements are measured using the currency of the primary economic environment in which the entity operates ('the functional currency'). The financial statements are presented in Euro (€), which is the Group's functional and presentation currency.

(2) Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets, excluding capitalised development costs, are not capitalised and expenditure is reflected in profit or loss in the year in which the expenditure is incurred. The useful lives of intangible assets are assessed to be either finite or indefinite.

4. Material accounting policy information (continued)

Intangible assets (continued)

Intangible assets with finite lives are amortised over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life is reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets with finite lives is recognised in profit or loss in the expense category consistent with the function of the intangible asset.

Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash generating unit level. Such intangibles are not amortised. The useful life of an intangible asset with an indefinite life is reviewed annually to determine whether indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is made on a prospective basis.

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in profit or loss when the asset is derecognised.

Impairment of non-financial assets

Assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment. Assets that are subject to depreciation or amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non financial assets, other than goodwill, that have suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

Financial assets - Classification

The Group classifies its financial assets in the following measurement categories:
- those to be measured subsequently at fair value (either through OCI or through profit or loss), and
- those to be measured at amortised cost.

The classification and subsequent measurement of debt financial assets depends on: (i) the Group's business model for managing the related assets portfolio and (ii) the cash flow characteristics of the asset. On initial recognition, the Group may irrevocably designate a debt financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI or at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

For investments in equity instruments that are not held for trading, the classification will depend on whether the Group has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI). This election is made on an investment-by-investment basis.

All other financial assets are classified as measured at FVTPL.

For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Group has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

4. Material accounting policy information (continued)

Financial assets - Recognition and derecognition

All purchases and sales of financial assets that require delivery within the time frame established by regulation or market convention ("regular way" purchases and sales) are recorded at trade date, which is the date when the Group commits to deliver a financial instrument. All other purchases and sales are recognised when the entity becomes a party to the contractual provisions of the instrument.

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

Financial assets - Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVTPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVTPL are expensed in profit or loss. Fair value at initial recognition is best evidenced by the transaction price. A gain or loss on initial recognition is only recorded if there is a difference between fair value and transaction price which can be evidenced by other observable current market transactions in the same instrument or by a valuation technique whose inputs include only data from observable markets.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

Financial assets - impairment - credit loss allowance for ECL

The Group assesses on a forward-looking basis the ECL for debt instruments (including loans) measured at amortised cost and FVOCI and exposure arising from loan commitments and financial guarantee contracts. The Group measures ECL and recognises credit loss allowance at each reporting date. The measurement of ECL reflects: (i) an unbiased and probability weighted amount that is determined by evaluating a range of possible outcomes, (ii) time value of money and (iii) all reasonable and supportable information that is available without undue cost and effort at the end of each reporting period about past events, current conditions and forecasts of future conditions.

The carrying amount of the financial assets is reduced through the use of an allowance account, and the amount of the loss is recognised in the consolidated statement of profit or loss within "net impairment losses on financial and contract assets. Subsequent recoveries of amounts for which loss allowance was previously recognised are credited against the same line item.

Debt instruments carried at amortised cost are presented in the consolidated balance sheet net of the allowance for ECL. For loan commitments and financial guarantee contracts, a separate provision for ECL is recognised as a liability in the consolidated balance sheet.

For debt instruments at FVOCI, an allowance for ECL is recognised in profit or loss and it affects fair value gains or losses recognised in OCI rather than the carrying amount of those instruments.

The impairment methodology applied by the Group for calculating expected credit losses depends on the type of financial asset assessed for impairment. Specifically:

For trade receivables and contract assets, including trade receivables and contract assets with a significant financing component, and lease receivables the Group applies the simplified approach permitted by IFRS 9, which requires lifetime expected credit losses to be recognised from initial recognition of the financial assets.

For all other financial instruments that are subject to impairment under IFRS 9, the Group applies general approach - three stage model for impairment. The Group applies a three stage model for impairment, based on changes in credit quality since initial recognition. A financial instrument that is not credit-impaired on initial recognition is classified in Stage 1.

4. Material accounting policy information (continued)

Financial assets - impairment - credit loss allowance for ECL (continued)

Financial assets in Stage 1 have their ECL measured at an amount equal to the portion of lifetime ECL that results from default events possible within the next 12 months or until contractual maturity, if shorter ("12 Months ECL"). If the Group identifies a significant increase in credit risk ("SICR") since initial recognition, the asset is transferred to Stage 2 and its ECL is measured based on ECL on a lifetime basis, that is, up until contractual maturity but considering expected prepayments, if any ("Lifetime ECL"). Refer to note 6, Credit risk section, for a description of how the Group determines when a SICR has occurred. If the Group determines that a financial asset is credit-impaired, the asset is transferred to Stage 3 and its ECL is measured as a Lifetime ECL. The Group's definition of credit impaired assets and definition of default is explained in note 6, Credit risk section.

Additionally the Group has decided to use the low credit risk assessment exemption for investment grade financial assets. Refer to note 6, Credit risk section for a description of how the Group determines low credit risk financial assets.

Financial assets - Reclassification

Financial instruments are reclassified only when the business model for managing those assets changes. The reclassification has a prospective effect and takes place from the start of the first reporting period following the change.

Financial assets - write-off

Financial assets are written-off, in whole or in part, when the Group exhausted all practical recovery efforts and has concluded that there is no reasonable expectation of recovery. The write-off represents a derecognition event. The Group may write-off financial assets that are still subject to enforcement activity when the Group seeks to recover amounts that are contractually due, however, there is no reasonable expectation of recovery.

Financial assets - modification

The Group sometimes renegotiates or otherwise modifies the contractual terms of the financial assets. The Group assesses whether the modification of contractual cash flows is substantial considering, among other, the following factors: any new contractual terms that substantially affect the risk profile of the asset (e.g. profit share or equity-based return), significant change in interest rate, change in the currency denomination, new collateral or credit enhancement that significantly affects the credit risk associated with the asset or a significant extension of a loan when the borrower is not in financial difficulties.

If the modified terms are substantially different, the rights to cash flows from the original asset expire and the Group derecognises the original financial asset and recognises a new asset at its fair value. The date of renegotiation is considered to be the date of initial recognition for subsequent impairment calculation purposes, including determining whether a SICR has occurred. The Group also assesses whether the new loan or debt instrument meets the SPPI criterion. Any difference between the carrying amount of the original asset derecognised and fair value of the new substantially modified asset is recognised in profit or loss, unless the substance of the difference is attributed to a capital transaction with owners.

In a situation where the renegotiation was driven by financial difficulties of the counterparty and inability to make the originally agreed payments, the Group compares the original and revised expected cash flows to assets whether the risks and rewards of the asset are substantially different as a result of the contractual modification. If the risks and rewards do not change, the modified asset is not substantially different from the original asset and the modification does not result in derecognition. The Group recalculates the gross carrying amount by discounting the modified contractual cash flows by the original effective interest rate, and recognises a modification gain or loss in profit or loss.

4. Material accounting policy information (continued)

Cash and cash equivalents

For the purpose of the consolidated statement of cash flows, cash and cash equivalents comprise cash at bank and cash with brokers. Cash and cash equivalents are carried at amortised cost because: (i) they are held for collection of contractual cash flows and those cash flows represent SPPI, and (ii) they are not designated at FVTPL.

Financial liabilities - measurement categories

Financial liabilities are initially recognised at fair value and classified as subsequently measured at amortised cost, except for (i) financial liabilities at FVTPL: this classification is applied to derivatives, financial liabilities held for trading (e.g. short positions in securities), contingent consideration recognised by an acquirer in a business combination and other financial liabilities designated as such at initial recognition and (ii) financial guarantee contracts and loan commitments.

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

Trade payables

Trade payables are initially measured at fair value and are subsequently measured at amortised cost, using the effective interest rate method.

Financial liabilities - Modifications

An exchange between the Group and its original lenders of debt instruments with substantially different terms, as well as substantial modifications of the terms and conditions of existing financial liabilities, are accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. The terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective interest rate, is at least 10% different from the discounted present value of the remaining cash flows of the original financial liability. (In addition, other qualitative factors, such as the currency that the instrument is denominated in, changes in the type of interest rate, new conversion features attached to the instrument and change in loan covenants are also considered.)

If an exchange of debt instruments or modification of terms is accounted for as an extinguishment, any costs or fees incurred are recognised as part of the gain or loss on the extinguishment. If the exchange or modification is not accounted for as an extinguishment, any costs or fees incurred adjust the carrying amount of the liability and are amortised over the remaining term of the modified liability.

Modifications of liabilities that do not result in extinguishment are accounted for as a change in estimate using a cumulative catch up method, with any gain or loss recognised in profit or loss, unless the economic substance of the difference in carrying values is attributed to a capital transaction with owners and is recognised directly to equity.

Borrowing costs are interest and other costs that the Group incurs in connection with the borrowing of funds, including interest on borrowings, amortisation of discounts or premium relating to borrowings, amortisation of ancillary costs incurred in connection with the arrangement of borrowings, finance lease charges and exchange differences arising from foreign currency borrowings to the extent that they are regarded as an adjustment to interest costs.

Borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset, being an asset that necessarily takes a substantial period of time to get ready for its intended use or sale, are capitalised as part of the cost of that asset, when it is probable that they will result in future economic benefits to the Group and the costs can be measured reliably.

4. Material accounting policy information (continued)

Offsetting financial instruments

Financial assets and financial liabilities are offset and the net amount reported in the consolidated balance sheet if, and only if, there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, or to realise the asset and settle the liability simultaneously. This is not generally the case with master netting agreements, and the related assets and liabilities are presented gross in the consolidated balance sheet.

Prepayments

Prepayments are carried at cost less provision for impairment. A prepayment is classified as non-current when the goods or services relating to the prepayment are expected to be obtained after one year, or when the prepayment relates to an asset which will itself be classified as non-current upon initial recognition. Prepayments to acquire assets are transferred to the carrying amount of the asset once the Group has obtained control of the asset and it is probable that future economic benefits associated with the asset will flow to the Group. Other prepayments are written off to profit or loss when the goods or services relating to the prepayments are received. If there is an indication that the assets, goods or services relating to a prepayment will not be received, the carrying value of the prepayment is written down accordingly and a corresponding impairment loss is recognised in profit or loss.

Share capital

Ordinary shares are classified as equity.

5. New accounting pronouncements

At the date of approval of these consolidated financial statements, standards and interpretations were issued by the International Accounting Standards Board which were not yet effective. The Board of Directors expects that the adoption of these accounting standards in future periods will not have a material effect on the consolidated financial statements of the Group.

6. Financial risk management

Financial risk factors
The Group is exposed to interest rate risk, credit risk, liquidity risk and currency risk arising from the financial instruments it holds. The risk management policies employed by the Group to manage these risks are discussed below:

6.1 Interest rate risk
Interest rate risk is the risk that the value of financial instruments will fluctuate due to changes in market interest rates. The Group's income and operating cash flows are substantially independent of changes in market interest rates. Other than cash at bank which attract interest at normal commercial rates, the Group has no other significant interest bearing financial assets or liabilities. Interest bearing assets issued at variable rates expose the Group to cash flow interest rate risk. Interest bearing assets issued at fixed rates expose the Group to fair value interest rate risk. The Group's Management monitors the interest rate fluctuations on a continuous basis and acts accordingly.

6.2 Credit risk
Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to meet an obligation. Credit risk arises from cash and cash equivalents.

(i) Risk management

Credit risk is managed on a group basis. For banks and financial institutions, the Group has established policies whereby the majority of bank balances are held with independently rated parties with a minimum rating of['C'].

6. Financial risk management (continued)

6.2 Credit risk (continued)

(i) Risk management (continued)

If debtor/borrower are independently rated, these ratings are used. Otherwise, if there is no independent rating, Management assesses the credit quality of the debtor/borrower, taking into account its financial position, past experience and other factors.

There are no significant concentrations of credit risk, whether through exposure to individual customers, specific industry sectors and/or regions.

The Group's investments in debt instruments are considered to be low risk investments. The credit ratings of the investments are monitored for credit deterioration.

These policies enable the Group to reduce its credit risk significantly.

(ii) Impairment of financial assets

The Group has the following types of financial assets that are subject to the expected credit loss model:

- cash and cash equivalents
- credit commitments

The impairment methodology applied by the Group for calculating expected credit losses depends on the type of financial asset assessed for impairment. Specifically:

- For trade receivables the Group applies the simplified approach permitted by IFRS 9, which requires lifetime expected losses to be recognised from initial recognition of the financial assets.
- For all other financial assets that are subject to impairment under IFRS 9, the Group applies general approach - three stage model for impairment. The Group applies a three-stage model for impairment, based on changes in credit quality since initial recognition. A financial asset that is not credit-impaired on initial recognition is classified in Stage 1. Financial assets in Stage 1 have their ECL measured at an amount equal to the portion of lifetime ECL that results from default events possible within the next 12 months or until contractual maturity, if shorter ("12 Months ECL"). If the Group identifies a significant increase in credit risk ("SICR") since initial recognition, the asset is transferred to Stage 2 and its ECL is measured based on ECL on a lifetime basis, that is, up until contractual maturity but considering expected prepayments, if any ("Lifetime ECL"). If the Group determines that a financial asset is credit-impaired, the asset is transferred to Stage 3 and its ECL is measured as a Lifetime ECL.

Impairment losses are presented as net impairment losses on financial and contract assets within operating profit. Subsequent recoveries of amounts previously written off are credited against the same line item.

Significant increase in credit risk

The Group considers the probability of default upon initial recognition of the asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period. To assess whether there is a significant increase in credit risk the Group compares the risk of a default occurring on the financial asset as at the reporting date with the risk of default as at the date of initial recognition. It considers available reasonable and supportive forwarding-looking information. Especially the following indicators are incorporated:

- internal credit rating
- external credit rating (as far as available)
- actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the borrower's/counterparty's ability to meet its obligations
- actual or expected significant changes in the operating results of the borrower/counterparty
- significant increases in credit risk on other financial instruments of the same borrower/counterparty
- significant changes in the value of the collateral supporting the obligation or in the quality of third-party guarantees or credit enhancements

6. Financial risk management (continued)

6.2 Credit risk (continued)

(ii) Impairment of financial assets (continued)

- significant changes in the expected performance and behaviour of the borrower/counterparty, including changes in the payment status of counterparty in the Group and changes in the operating results of the borrower/counterparty.

Macroeconomic information (such as market interest rates or growth rates) is incorporated as part of the internal rating model. The historical loss rates are adjusted to reflect current and forward-looking information on macroeconomic factors affecting the ability of the customers to settle the receivables. The Group has identified the GDP and the unemployment rate of the countries in which it sells its goods and services to be the most relevant factors, and accordingly adjusts the historical loss rates based on expected changes in these factors. No significant changes to estimation techniques or assumptions were made during the reporting period.

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making a contractual payment.

Low credit risk

The Group has decided to use the low credit risk assessment exemption for investment grade financial assets. Management consider 'low credit risk' for listed bonds to be an investment grade credit rating with at least one major rating agency. Other instruments are considered to be low credit risk when they have a low risk of default and the issuer has a strong capacity to meet its contractual cash flow obligations in the near term.

Default

A default on a financial asset is when the counterparty fails to make contractual payments within 90 days of when they fall due.

Write-off

Financial assets are written off when there is no reasonable expectation of recovery, such as a debtor failing to engage in a repayment plan with the Group. The Group categorises a debt financial asset for write off when a debtor fails to make contractual payments greater than 180 days past due. Where debt financial assets have been written off, the Group continues to engage in enforcement activity to attempt to recover the receivable due. Where recoveries are made, these are recognised in profit or loss.

The Group's exposure to credit risk for each class of (asset/instrument) subject to the expected credit loss model is set out below:

Receivables from related parties

For receivables from related parties lifetime ECL was provided for them upon initial application of IFRS 9 until these financial assets are derecognised as it was determined on initial application of IFRS 9 that it would require undue cost and effort to determine whether their credit risk has increased significantly since initial recognition to the date of initial application of IFRS 9.

For any new loans to related parties, which are not purchased or originated credit-impaired financial assets, the impairment loss is recognised as 12-month ECL on initial recognition of such instruments and subsequently the Group assesses whether there was a significant increase in credit risk.

6. Financial risk management (continued)

6.2 Credit risk (continued)

(ii) Impairment of financial assets (continued)

Receivables from related parties (continued)

The gross carrying amounts below represent the Group's maximum exposure to credit risk on these assets as at 31 December 2025:

Group internal credit rating	**2025** **€**
Performing	409,040
Total	**409,040**

The Group does not hold any collateral as security for any receivables from related parties.

There were no significant receivables from related parties written off during the year that are subject to enforcement activity.

Cash and cash equivalents

The Group assesses, on a group basis, its exposure to credit risk arising from cash at bank. This assessment takes into account, ratings from external credit rating institutions and internal ratings, if external are not available.

Bank deposits held with banks with investment grade rating are considered as low credit risk.

The gross carrying amounts below represent the Group's maximum exposure to credit risk on these assets as at 31 December 2025:

Group internal credit rating	**External credit rating**	**2025** **€**
Performing	AAA - A	377,474
Total		**377,474**

The ECL on current accounts is considered to be approximate to 0, unless the bank is subject to capital controls. The ECL on deposits accounts is calculated by considering published PDs for the rating as per Moody's and an LGD of 40-60% as published by ECB.

The Group does not hold any collateral as security for any cash at bank balances.

There were no significant cash at bank balances written off during the year that are subject to enforcement activity

6.3 Liquidity risk

Liquidity risk is the risk that arises when the maturity of assets and liabilities does not match. An unmatched position potentially enhances profitability, but can also increase the risk of losses. The Group's exposure to liquidity risk is not considered significant as the majority of the Group's current liabilities are towards the Company's shareholders. The Group has procedures with the object of minimising such losses such as maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities.

6. Financial risk management (continued)

6.4 Currency risk
Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognised assets and liabilities are denominated in a currency that is not the Group's measurement currency. The Group is exposed to foreign exchange risk arising from various currency exposures primarily with respect to the US Dollar and the Euro. The Group's Management monitors the exchange rate fluctuations on a continuous basis and acts accordingly.

7. Critical accounting estimates and judgments

The preparation of financial statements in conformity with IFRS Accounting Standards requires the use of certain critical accounting estimates and requires Management to exercise its judgment in the process of applying the Group's accounting policies. It also requires the use of assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on Management's best knowledge of current events and actions, actual results may ultimately differ from those estimates.

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Judgments

The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

- **Going concern basis**

  The assessment of the Group for the appropriateness of the use of the going concern basis is disclosed in note 4.

- **Calculation of loss allowance**

  When measuring expected credit losses the Group uses reasonable and supportable forward looking information, which is based on assumptions for the future movement of different economic drivers and how these drivers will affect each other.

  Loss given default is an estimate of the loss arising on default. It is based on the difference between the contractual cash flows due and those that the lender would expect to receive, taking into account cash flows from collateral and integral credit enhancements.

  Probability of default constitutes a key input in measuring ECL. Probability of default is an estimate of the likelihood of default over a given time horizon, the calculation of which includes historical data, assumptions and expectations of future conditions.

Critical judgements in applying the Group's accounting policies

- **Impairment of financial assets**

  The loss allowances for financial assets are based on assumptions about risk of default and expected loss rates. The Group uses judgement in making these assumptions and selecting the inputs to the impairment calculation, based on the Group's past history, existing market conditions as well as forward looking estimates at the end of each reporting period. Details of the key assumptions and inputs used are disclosed in note 6, Credit risk section.

7. Critical accounting estimates and judgments (continued)

- **Impairment of goodwill**

  Determining whether goodwill is impaired requires an estimation of the value in use of the cash generating units of the Group on which the goodwill has been allocated. The value in use calculation requires the Group to estimate the future cash flows expected to arise from the cash-generating units using a suitable discount rate in order to calculate present value.

8. Administration and other expenses

	2025
	€
Waiver of receivables	1,403
Sundry operating expenses	5,124
Other operating expenses	182,251
Professional licence fee	243,242
Licenses and taxes	227
Courier expenses	1,289
Stationery and printing	16
Subscriptions and contributions	445,150
Sundry staff costs	4,247
Computer supplies and maintenance	16,815
Auditor's remuneration	41,479
Directors' fees	431,123
Other professional fees	483,375
Registered office fees	4,832
Overseas travelling	45,545
Advertising	33,819
Serviced office	82,390
Website expenses	2,461
Hardware rentals	11,432
Consulting fees	67,364
Sundry expenses	3,314,741
	5,418,325

9. Operating loss

	2025
	€
Operating loss is stated after charging the following items:	
Directors' fees	431,123
Auditor's remuneration	41,479

10. Finance income

	2025 €
Exchange profit	22,394
Finance income	**22,394**
Net foreign exchange losses	(1,442)
Sundry finance expenses	(19,746)
Finance costs	**(21,188)**
Net finance income	**1,206**

11. Intangible assets

	Goodwill €
Cost	
Additions	3,692,268
Balance at 31 December 2025	**3,692,268**
Net book amount	
Balance at 31 December 2025	**3,692,268**

Goodwill represents the premium arising on the acquisition of:
DISTRIBUTED TECHNOLOGIES RESEARCH LIMITED
DISTRIBUTED TECHNOLOGIES RESEARCH AG
DTR CANADA SERVICES INC.
PEERMANENT P.S.A.

The goodwill recognised on the acquisition has been determined provisionally in accordance with IFRS 3. Subsequent to year-end, the Group was acquired by Bakkt Holdings, Inc., a publicly listed US technology and digital-asset infrastructure company (NYSE: BKKT). The consideration transferred in that transaction indicates a significantly higher enterprise value for the Group. This subsequent transaction provides support relating to goodwill recognised.

12. Investments in subsidiaries

The details of the subsidiaries are as follows:

Name	Country of incorporation	Principal activities	2025 Holding %	2024 Holding %	2025 €
DISTRIBUTED TECHNOLOGIES RESEARCH LIMITED	UAE	Software solutions pertaining to Fintech services	100	-	12,524
DISTRIBUTED TECHNOLOGIES RESEARCH AG	SWITZERLAND	Services in the field of payment transactions and advisory services	100	-	4,343,548
DTR CANADA SERVICES INC.	CANADA	Dormant	100	-	67
PEERMANENT P.S.A.	POLAND	Dormant	100	-	15,000
					4,371,139

13. Receivables

	2025
	€
Receivables from other related parties (Note 17.2)	409,040
Deposits and prepayments	55,893
	464,933

The fair values of receivables due within one year approximate to their carrying amounts as presented above

The exposure of the Group to credit risk and impairment losses in relation to receivables is reported in note 6 of the consolidated financial statements.

14. Cash at bank and in hand

Cash balances are analysed as follows:

	2025
	€
Cash with brokers	1,639
Cash at bank	372,218
Crypto currencies	3,617
	377,474

Cash and cash equivalents by currency:

	2025
	€
United States Dollars	344,838
Euro	13,906
British Pounds	2,157
AED	11,388
Swiss Franc	1,466
Canadian Dollars	31
Turkish Lira	71
	373,857

The exposure of the Group to credit risk and impairment losses in relation to cash and cash equivalents is reported in note 6 of the consolidated financial statements.

15. Share capital

	2025 Number of shares	2025 €
Authorised		
Under its Memorandum	600,000	60,000
Increase on 6 March	100,000,000	10,000,000
Increase on 23 December	30,000,000	3,000,000
	130,600,000	**13,060,000**
Issued and fully paid		
Balance at 1 January	500,000	50,000
Issue of shares on 6 March	85,572,991	8,557,299
Issue of shares 23 December	31,613,122	3,161,313
Balance at 31 December	**117,686,113**	**11,768,612**

Authorised capital

On 6 March 2025 the authorised share capital of the Company was increased by 100,000,000 ordinary shares of nominal value of €0.10 each.
On 23 December 2025 the authorised share capital of the Company was increased by 30,000,000 ordinary shares of nominal value of €0.10 each.

Issued capital

On 6 March 2025, the Company issued to the subscribers 85,572,991 ordinary shares of €0.10 each at par.
On 23 December 2025, the Company issued to the subscribers 31,613,122 ordinary shares of €0.10 each at par.

16. Trade and other payables

	2025 €
Trade payables	**298,469**
Directors' current accounts - credit balances (Note 17.4)	**408,413**
Shareholders' current accounts - credit balances (Note 17.4)	**340,379**
Accruals	**47,030**
Payables to other related parties (Note 17.3)	**42,441**
	1,136,732

The fair values of trade and other payables due within one year approximate to their carrying amounts as presented above.

17. Related party transactions

The Company is controlled by Akshay Sudhir Naheta who owns 100% of the Company's shares.

17. Related party transactions (continued)

The following transactions were carried out with related parties:

17.1 Directors' remuneration

The remuneration of Directors and other members of key management was as follows:

	2025
	€
Directors' fees	431,123

17.2 Receivables from related parties (Note 13)

Name	Nature of transactions	2025 €
Unblock LT UAB (Lithuania)	Finance	409,040
		409,040

17.3 Payables to related parties (Note 16)

Name	Nature of transactions	2025 €
Unblock LT UAB (Lithuania)	Finance	42,441
		42,441

17.4 Directors'/shareholders' current accounts - credit balances (Note 16)

	2025
	€
Akshay Sudhir Naheta (UBO)	748,792

The directors'/shareholders' current accounts are interest free and have no specified repayment date.

18. Contingent liabilities

The Group had no contingent liabilities as at 31 December 2025.

19. Commitments

The Group had no capital or other commitments as at 31 December 2025.

20. Events after the reporting period

On 12 January 2026, the Company's shareholder entered into an agreement with Bakkt Holdings, Inc. ("Bakkt"), under which Bakkt agreed to acquire 100% of the share capital of the Company. As at the date of approval of these financial statements, the transaction has been completed.

Independent auditor's report on pages 4 to 7

DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

DETAILED INCOME STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2025

	Page	2025 €
Amount receivable written off		(3,022,174)
Other direct expenses		(3,306,053)
Other operating income		4,109
		(6,324,118)
Other operating expenses	31	(1,923,494)
Waiver of receivables		(1,403)
Sundry operating expenses		(5,124)
Other operating expenses		(182,251)
Operating loss		(8,436,390)
Finance income		22,394
Finance costs	32	(21,188)
Net loss for the year before tax		(8,435,184)

OTHER OPERATING EXPENSES
FOR THE YEAR ENDED 31 DECEMBER 2025

	2025
	€
Other operating expenses	
Professional licence fee	243,242
Licenses and taxes	227
Sundry expenses	8,688
Courier expenses	1,289
Stationery and printing	16
Subscriptions and contributions	445,150
Sundry staff costs	4,247
Computer supplies and maintenance	16,815
Auditor's remuneration	41,479
Other professional fees	483,375
Registered office fees	4,832
Directors' fees	431,123
Overseas travelling	45,545
Advertising	33,819
Serviced office	82,390
Website expenses	2,461
Hardware rentals	11,432
Consulting fees	67,364
	1,923,494

FINANCE INCOME/COSTS
FOR THE YEAR ENDED 31 DECEMBER 2025

	2025
	€
Finance income	
Realised foreign exchange profit	1,588
Unrealised foreign exchange profit	20,806
	22,394

Finance costs	
Sundry finance expenses	
Bank charges	19,746
Net foreign exchange losses	
Realised foreign exchange loss	1,442
	21,188